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                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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
                                                                1996       1997       1998
                                                              --------   --------   --------
                                                              (AMOUNTS IN THOUSANDS, EXCEPT
                                                                     PER SHARE DATA)
NET INCOME..................................................  $14,945    $49,724    $23,040
                                                              =======    =======    =======
BASIC EARNINGS PER SHARE
Weighted-average common shares outstanding..................   21,762     28,344     28,461
                                                              =======    =======    =======
Basic income per common share...............................  $   .69    $  1.75    $   .81
                                                              =======    =======    =======
DILUTED EARNINGS PER SHARE
Weighted-average common shares outstanding..................   21,762     28,344     28,461
  Shares issuable on exercise of dilutive options...........       --        505        595
  Shares assumed to be purchased with proceeds of options...       --       (446)      (366)
  Shares issuable pursuant to Employee Stock Purchase
     Plan...................................................       --        186        183
  Shares assumed to be purchased with proceeds from Employee
     Stock Purchase Plan....................................       --        (95)       (21)
                                                              -------    -------    -------
Shares applicable to diluted earnings per share.............   21,762     28,494     28,852
                                                              =======    =======    =======
Diluted income per common share.............................  $   .69    $  1.75    $   .80
                                                              =======    =======    =======
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